EXHIBIT 99.1

For Immediate Release: September 13, 2016

Media Contacts:

Jennifer Nahas
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332

Joseph Kuo / Matthew Griffes
Haven Tower Group LLC
jkuo@haventower.com or mgriffes@haventower.com
424 652 6520 ext. 101 or ext. 103

Griffin Capital Essential Asset REIT Engages Robert A. Stanger & Co. to Review Strategic Alternatives

El Segundo, Calif. (September 13, 2016) - A special committee consisting of the nominating and corporate governance committee of the board of directors (the “Committee”) of Griffin Capital Essential Asset REIT, Inc. (“GCEAR”) announced today that it engaged Robert A. Stanger & Co., Inc. as a financial advisor to assist GCEAR in exploring strategic alternatives, including but not limited to, potential liquidity opportunities.  While the Board has been analyzing potential strategic alternatives and speaking with several advisers for some time, the Committee determined that it wanted to take advantage of an exclusive relationship with Robert A. Stanger & Co., Inc. due to that firm’s many successes assisting other non-traded REITs over the last several years.

There is no assurance that this exploration will result in any transaction being announced or consummated. GCEAR does not intend to discuss or disclose further developments during this process unless and until the Committee has approved a specific action or otherwise determined that further disclosure is appropriate.

About Griffin Capital Essential Asset REIT and Griffin Capital Corporation
Griffin Capital Essential Asset REIT, Inc. is a publicly-registered non-traded REIT with a portfolio, as of August 1, 2016, of 76 office and industrial distribution properties totaling 18.9 million rentable square feet, located in 20 states, representing total REIT capitalization of approximately $3.4 billion. GCEAR’s sponsor, Griffin Capital Corporation (“Griffin Capital”), is a privately-owned investment and asset management company headquartered in Los Angeles. Led by senior executives, each with more than two decades of real estate experience collectively encompassing over $22 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 55.5 million square feet of space since 1995. As of August 1, 2016, Griffin Capital and its affiliates currently own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 38 million square feet of space, located in 30 states and the United Kingdom, representing approximately $6.8 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

About Robert A. Stanger & Co., Inc.
Robert A. Stanger & Co., Inc. is a nationally recognized investment banking firm specializing in providing strategic planning, investment banking, financial advisory, fairness opinion and asset and securities valuation services to partnerships, real estate investment trusts and real estate advisory and management companies in support of strategic planning and execution, capital formation and financings, mergers, acquisitions, reorganizations and consolidations.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in GCEAR’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.

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